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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-37848, 333-84403 and 333-60335) pertaining to the 1998 Employee Incentive Compensation Plan of Career Education Corporation and Subsidiaries, of our report dated January 29, 2004, with respect to the consolidated financial statements of Career Education Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/  ERNST & YOUNG, LLP
Chicago, Illinois
March 12, 2004

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS